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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in these Registration Statement Nos. 333-63842, 333-66665 and 333-1718 on Forms S-8 and Registration Statement Nos. 333-40167, 333-23575 and 333-14097 on Forms S-3 of APAC Customer Services, Inc. of our reports dated March 2, 2004 relating to the consolidated financial statements of APAC Customer Services, Inc. as of and for the years ended December 28, 2003 and December 29, 2002 (which reports express an unqualified opinion and include an explanatory paragraph relating to a change in accounting principle and to the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures) appearing in the Annual Report on Form 10-K of APAC Customer Services, Inc. for the years ended December 28, 2003 and December 29, 2002.

DELOITTE & TOUCHE LLP

Chicago, Illinois
March 12, 2004

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  Exhibit 23.2